ANADARKO PETROLEUM CORPORATION

                         $300,000,000

                 Medium-Term Notes, Series A

                    DISTRIBUTION AGREEMENT



                                             March 9, 1995



  CS First Boston Corporation
  Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner
      & Smith Incorporated
  PaineWebber Incorporated
       c/o CS First Boston Corporation,
            Park Avenue Plaza,
                 New York, New York 10055



  Dear Sirs:

            ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $300,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial offering price of its Medium-Term Notes, Series A (the "Notes"). The Notes will be issued under an Indenture dated as of March 1, 1995 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

            The Company hereby appoints CS First Boston
  Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and PaineWebber Incorporated (individually, an "Agent" and collectively, the "Agents") as its agents, subject to Sections 7 and 12, for the purpose of soliciting and receiving offers to purchase Notes from the

  Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "1933 Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes.
  The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

            1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (each a "Representation Date") (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration

   Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

            (a)  The Registration Statement and the
         Prospectus, at the time the Registration Statement became effective and as of the applicable
         Representation Date, complied, and will comply, in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder
         (the "1933 Act Regulations") and the Trust
         Indenture Act of 1939, as amended (the "1939
         Act"), and the rules and regulations thereunder
         (the "1939 Act Regulations"); the Registration
         Statement, at the time the Registration Statement became effective and as of the applicable
         Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the
         Trustee under the Indenture.

            (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, and when filed under the 1934 Act, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (c) The accountants who certified the financial statements included or incorporated in the Registration
         Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (d)  The consolidated financial statements
         included or incorporated in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied during the period, except as stated therein.

            (e)  Since the respective dates as of which
         information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has been (A) no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise and (B) no litigation or governmental proceeding instituted or, to the knowledge of the Company, threatened against the Company or any subsidiary, which would be expected to have any material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise.

            (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

            (g) Each subsidiary of the Company listed on Exhibit C hereto (a "Significant Subsidiary") is a duly incorporated and validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.
       Each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties and the conduct of its business requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise. The issued and outstanding common stock of each of the Significant Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and is owned, except to the extent set forth in the Prospectus, by the Company free and clear of any mortgages, liens or similar encumbrances.

            (h)  Neither the Company nor any Significant
       Subsidiary is in violation of its certificate of incorporation or by-laws, and the Company is not in default in the performance or observance of any material obligation in any indenture, mortgage, evidence of indebtedness or similar agreement or instrument to which it is a party or by which it or any of its properties may be bound. The execution and delivery of this Agreement, the Indenture and the Terms Agreement and the consummation of the transactions contemplated herein and therein and the incurrence of the obligations herein and therein set forth, have been or will be duly authorized by all necessary corporate action and do not and will not, conflict with, or constitute or result in a breach of or default under, the certificate of incorporation or by-laws of the Company or any bond, debenture, note or other evidence of indebtedness or any material contract, lease, license, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound, or any law, order, rule, regulation or court decree.

            (i) No consent, approval, authorization, order or qualification or registration of or with any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, except for (i) the registration of the offer and sale of the Notes under the 1933 Act and such consents, approvals, authorizations, orders, qualifications or registrations as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents and (ii) the qualification of the Indenture under the 1939 Act.

            (j) The Company and each Significant Subsidiary possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as, in the opinion of the Company, are materially necessary to carry on the respective businesses of each as described in the Prospectus.

            (k)  Each of this Agreement and any applicable
       Terms Agreement has been duly authorized, executed and delivered by the Company.

            (l) The Indenture has been duly authorized by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) when executed and delivered by the Company will constitute the valid and binding agreement of the Company except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and general principles of equity whether enforcement is sought at law or in equity, and the Indenture has been qualified under the 1939 Act.

            (m)  The Notes have been duly authorized for
       issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Notes) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement or the applicable Terms Agreement, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture; and the Notes and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

            (n)  Neither the Company nor any of its
        subsidiaries is, or is a subsidiary of, a "holding company", or is a "public-utility company", each as defined in the Public Utility Holding Company Act of
       1935.

            (o)  Immediately after any sale of Notes by
       the Company hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any other securities of the Company that shall have been issued and sold pursuant to the Registration Statement shall not exceed the amount of securities the offer and sale of which is registered under the Registration Statement.

                 Notwithstanding the foregoing, the representations and warranties set forth in Sections 1(a), (i) and (m)
  (except as to the authorization of the Notes), when made as of the Commencement Date, or as of any date on which an Agent solicits offers to purchase Notes, with respect to any Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures
  Trading Commission.

            2.   Solicitations as Agent; Purchases as
  Principal.

            (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. No Agent shall have any responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or otherwise monitoring the availability of Notes for sale under the Registration Statement.

            The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Section 5.

           The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

                 Term                                Commission Rate

     From 9 months to less than 12 months                 .125%
     From 12 months to less than 18 months                .150%
     From 18 months to less than 24 months                .200%
     From 24 months to less than 30 months                .250%
     From 30 months to less than 3 years                  .300%
     From 3 years to less than 4 years                    .350%
     From 4 years to less than 5 years                    .450%
     From 5 years to less than 7 years                    .500%
     From 7 years to less than 10 years                   .550%
     From 10 years to less than 20 years                  .600%
     From 20 years to 30 years                            .750%
     Greater than 30 years                          To be negotiated
                                                    at time of trade

            Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

            (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between such Agent and the Company.

            An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof.

            Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

            Unless otherwise specified in a Terms Agreement, an Agent purchasing Notes as principal may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus relating to such Notes.

            (c) Administrative Procedures. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

            (d)  Delivery.  The documents required to be
  delivered by Section 4 of this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of Davis Polk & Wardwell, New York, New York, special counsel for the Company, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to
 purchase Notes as principal.   The date of delivery of such
  documents is referred to herein as the "Commencement Date."

            (e)  Obligations Several.  The Company
  acknowledges that the obligations of the Agents under this Agreement are several and not joint.


            3.   Agreements.  The Company agrees with each
  Agent that:

            (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review a reasonable time prior to the filing; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to
  Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes need only be reviewed and approved by the Agent or Agents
  offering such Notes.   Subject to the foregoing sentence,
  the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the 1933 Act. The Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company will promptly advise the Agents of (i) the filing of any amendment or supplement to the Basic Prospectus relating to the Notes (except that the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes need only be notified to the Agent or Agents offering or purchasing such Notes), (ii) the filing and effectiveness of any amendment to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will promptly notify the Agents of any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Company learns of such downgrading or public announcement.

            (b)  If at any time when the Prospectus is
  required by the 1933 Act to be delivered in connection with sales of Notes any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or if it shall be necessary at any time to amend or supplement the Indenture in order to comply with the 1939 Act, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If the documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (d) below and Section 5 in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to any Agent, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the

  Registration Statement, such Agent may resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (d) below and Section 5 such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

            (c) The Company will make generally available to its security holders and to each Agent requesting the same as soon as practicable, but in any event not later than 15 months after the effective date of the Prospectus Supplement relating to such Notes, earning statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including at the option of the Company
  Rule 158).

            (d)  The Company will furnish to each Agent
  requesting the same copies of any amendment or supplement to the Registration Statement or the Prospectus and of such other documents relating to the Company as such Agent may reasonably request for its own use.

            (e) The Company will cooperate with the Agents to qualify the Notes for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes or the sale thereof shall have been qualified as above provided, the Company will cooperate with the Agents to make and file such statements and reports in each year as may be required by the laws of such jurisdiction.

            (f) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any

 Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.,
  (viii) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the establishment of the program contemplated by this Agreement, and (ix) any reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Agents in connection with the maintenance of the program contemplated by this Agreement) incurred by the Agents with the prior approval of the Company.

            (g) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any Notes of the Company substantially similar to the Notes sold pursuant to such agreement (other than (i) the Notes that are to be sold pursuant to such agreement and (ii) Notes previously agreed to be sold by the Company), except as may otherwise be provided in such agreement. The foregoing shall not restrict the Company from borrowings under revolving credit agreements and lines of credit, the private placement of securities or issuances of commercial paper, or entering into interest rate swaps.

            4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

            (a) Prior to such solicitation or purchase, as the case may be:

            (i)  there shall not have occurred any stop
         order suspending the effectiveness of the Registration Statement under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

           (ii)  there shall not have occurred any
         lowering of the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

          (iii)  there shall not have occurred any
         material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

           (iv)  there shall not have occurred any (A)
         suspension of trading generally or fixing of minimum or maximum prices for trading, or requiring of maximum ranges for prices for securities on either the American Stock Exchange or the New York Stock Exchange, or suspension of trading of any securities of the Company on either such exchange or (B) declaration of a banking moratorium by either Federal or New York authorities or (C) any new outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such of the Agents as intend to solicit purchases, have solicited the purchase or agreed to purchase the Notes (as the case may be), impracticable to market the Notes or enforce contracts for the sale of the Notes;

  (A) except, in each case described in paragraph (ii),(iii) or (iv) above, as disclosed to the relevant Agent by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii), (iii) or (iv) above, the relevant event shall have occurred and been known to the relevant Agent prior to such solicitation or, in the case of a purchase of Notes, to the relevant Agent before the purchase of such Notes was made.

            (b) On the Commencement Date, the Agents shall have received:

            (i)  An opinion, dated as of such date, of
         the General Counsel or a General Attorney of the Company, substantially to the effect set forth in Exhibit D.

           (ii)  An opinion, dated as of such date, of Davis
         Polk & Wardwell, special counsel for the Company, substantially to the effect set forth in Exhibit E.

          (iii)  An opinion, dated as of such date, of
         Hughes Hubbard & Reed, counsel for the Agents, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as you reasonably may request. In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, as to matters involving the laws of any jurisdiction other than the State of New York and the General Corporation
         Law of the State of Delaware, upon opinions of local counsel. Such counsel may also state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

            (c) If called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received an opinion of the General Counsel or a General Attorney of the Company, substantially to the effect set forth in Exhibit D and to the further effect set forth in paragraphs (iv) and (v) of Exhibit E, modified if necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

            (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agent shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

            The officer signing and delivering such
  certificate may rely upon the best of his knowledge as to proceedings threatened.

            (e) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

            5.   Additional Agreements of the Company.   Each
  time the Registration Statement or Prospectus is amended or supplemented as to the Notes by the filing of a post-effective amendment with the Commission or by the filing of a Form 10-Q, Form 10-K or Form 8-K pursuant to
  Section 13 of the 1934 Act, the Company will deliver or cause to be delivered forthwith to each Agent requesting the same the following documents:

            (i)  a certificate signed by an executive
         officer of the Company, of the same tenor as the
         certificate referred to in Section 4(d), but
      modified to relate to the Registration Statement
       or the Prospectus as amended or supplemented to
       the time of delivery of such certificate;

           (ii)  written opinion of counsel for the
       Company, of the same tenor as the opinion referred to in Section 4(c), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that, in lieu of such opinion, the counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter); and

          (iii)  if such post-effective amendment or Form
       8-K contains new, amended or supplemental financial information and upon every filing of a Form 10-Q or Form 10-K, a letter from the Company's independent public accountants, of the same tenor as the letter referred to in Section
       4(e), with regard to any amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

                 6.   Indemnification and Contribution.  (a)  The
  Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Agent through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or was made in reliance upon the Form T-1 of the Trustee under the Indenture;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding commenced or threatened, by any governmental agency or body or of any claim whatsoever, arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding commenced or threatened by any governmental agency or body or any claim whatsoever, arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                 The foregoing indemnity with respect to any untrue statement contained in or omission from any prospectus shall not inure to the benefit of any Agent (or any person controlling any Agent) from whom the person asserting any such loss, liability, claim or damages purchased any of the Notes which are the subject thereof if the untrue statement contained in or omission from any prospectus was corrected in a prospectus supplement (or any amendment or supplement thereto) but such person did not receive a copy of such prospectus supplement (or such amendment or supplement thereto) at or prior to confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act.

            (b) Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified person shall give prompt notice to each indemnifying person of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying person shall not relieve it from any liability which it may have hereunder or otherwise than on account of this indemnity agreement. An indemnifying person may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying person, jointly with any other indemnifying persons receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified persons defendant in such action, unless such indemnified person reasonably object to such assumption on the ground that there may be legal defenses available to it or them which are different from or in addition to those available to such indemnifying person. If any indemnifying person assumes the defense of such action, the indemnifying persons shall not be liable hereunder for any fees and expenses of counsel for the indemnified persons incurred thereafter in connection with such action unless incurred at the written request of the indemnifying person. In no event shall the indemnifying person be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) The indemnification agreements provided in this Section 6 shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable by the indemnified persons although applicable in accordance with its terms, the Company and the

 Agents of each offering of Notes shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Agents in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Notes received by the Company on the one hand and by such Agents on the other hand, provided that the relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any person entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such person in respect of which a claim for contribution may be made against another person or persons under this Section 6, notify such person or persons from whom contribution may be sought, but the omission so to notify such person or persons from whom contribution may be sought shall not relieve the person or persons from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
  Section 6. No person shall be liable with respect to any action or claim settled without its written consent.

            7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.
  An Agent shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted and who has tendered payment for the Notes, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated. The Company expressly reserves the right to appoint additional Agents
  (as provided in Section 12) and sell Notes directly from time to time on its own behalf or through other broker-dealers.

            8.   Termination.  This Agreement may be
  terminated for any reason at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto or other person hereunder accrued or incurred prior to such termination. The termination of this Agreement shall not constitute termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not constitute termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(f), 6, 7, 8, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(g), 4 and 5 shall also survive until such delivery has been made.

            9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

            10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any Agent, will be mailed, delivered or telefaxed and confirmed to such Agent at its address or telefax number listed on the signature page hereof or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 17001 Northchase Drive, Houston,
  Texas 77060, Attention: Senior Vice President, Finance (telefax number 713-874-3296), or at such other address as the Company or any Agent may notify the others in writing.

            11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
  Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

            12.  Amendments and Additional Agents.  This
  Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided, however, that the Company expressly reserves the right, upon written notice to each Agent but without the consent of any Agent, to appoint any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of Notes; provided that each Additional Agent shall either execute this Agreement and become a party hereto or shall enter into an agency agreement with the Company on terms substantially similar to those contained herein, including but not limited to the commission schedule set forth in Section 2(a) hereof; thereafter the term Agent as used in this Agreement shall mean the Agent and such Additional Agent.

            13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            14.  APPLICABLE LAW.  THIS AGREEMENT WILL BE
  GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
  LAWS OF THE STATE OF NEW YORK.

            15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                Very truly yours,

                                ANADARKO PETROLEUM CORPORATION


                                By_________________________
                                   Title:


  The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

  CS FIRST BOSTON CORPORATION


  By__________________________
     Title:
  Park Avenue Plaza
  55 East 52nd Street
  New York, New York 10055
  Attn:     Short and Medium-Term Finance
            Robert W. Mitchell
  Telefax: (212) 318-1498


  MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED


  By__________________________
     Title:
  World Financial Center
  250 Vesey Street, 10th Floor
  New York, New York 10281
  Telefax: (212) 449-2234

  PAINEWEBBER INCORPORATED


  By__________________________
     Name:  Charles H. Prioleau
     Title:  Vice President
  1285 Avenue of the Americas
  New York, New York 10019
  Attn:     Peter Abramenko
  Telephone: (212) 713-2982
  Telefax: (212) 713-4893

                                          Exhibit A






                ANADARKO PETROLEUM CORPORATION

                  MEDIUM-TERM NOTES, SERIES A

                        TERMS AGREEMENT



                                     _________________, 19__



  Anadarko Petroleum Corporation
  17001 Northchase Drive
  Houston, Texas 77060
  Attention:

            Re:  Distribution Agreement dated __________, 1995
                 (the "Distribution Agreement")

            We agree to purchase, severally and not jointly, the principal amount of Medium-Term Notes, Series A (the
  "Notes") set forth below opposite our names:

                                            Principal Amount
       Name                                     of Notes

  [Insert syndicate list]

                           Total . . . . . .   $
                                               ===========

       The Notes shall have the following terms:

  All Notes:           Fixed Rate Notes:      Floating Rate Notes:

  Principal            Interest Rate:         Base rate:
   amount:
                       Applicability          Index
  Purchase              of modified            maturity:
   price:               payment upon
                        acceleration:         Spread:

  Price to
   public:              If yes, dates         Spread
                        amounts:               multiplier:

  Settlement
   date and time:      Amortization           Alternate rate
                        schedule:              event spread:

  Place of
   delivery:                                  Initial interest
                                               rate:
  Specified
   currency:                                  Initial interest
                                               reset date:
  Convertible at
  holders' option:                            Interest reset
                                               dates:
  Stated Maturity:

  Initial accrual                             Maximum interest
  period OID:                                  rate:

  Yield to maturity:                          Minimum interest
                                               rate:

                                              Interest reset
                                               period:
  Optional repayment
   dates and prices:                          Interest payment
                                               period:

  Initial redemption
   date:                                      Interest payment
                                              date(s):

  Initial redemption
   price:

  Annual redemption
   percentage
   decrease:

  Other terms:

            The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

            If on or before the Settlement Date any Agent or Agents shall default in its or their obligation to take up and pay for the Notes to be purchased by it or them hereunder and

            (i)  the aggregate principal amount of Notes
         which the defaulting Agents agreed but failed to purchase is 10% or less of the aggregate principal amount of the Notes to be purchased hereunder, then the non-defaulting Agents whether one or more, or the Company, may make arrangements satisfactory to the Company and the majority in interest of the non-defaulting Agents for the purchase of such Notes by other persons, including any of the non-defaulting Agents, but if no such arrangements are made by the Settlement Date, the non-defaulting Agents shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes which the defaulting Agents agreed but failed to purchase; provided that in no event shall the principal amount of Notes which any non-defaulting Agent has agreed to purchase hereunder be increased by an amount in excess of one-ninth of such principal amount, without the written consent of such non-defaulting Agent; or

           (ii)  the aggregate principal amount of the
         Notes which the defaulting Agents agreed but failed to purchase is more than 10% of the aggregate principal amount of the Notes to be purchased hereunder and arrangements satisfactory to the Company and the majority in interest of the non-defaulting Agents for the purchase of such Notes are not made by the non-defaulting Agents or the Company within thirty-six hours after such default, then this Agreement will terminate without liability on the part of the non-defaulting Agents or the Company.

            Without relieving any defaulting Agent from its obligations hereunder, the Company agrees with the non-defaulting Agents that it will not sell any Notes hereunder unless all such Notes are purchased by the Agents
  (including Additional Agents).

          In the event of an occurrence described in clauses
  (i) or (ii) above, either the Company or the majority in interest of the non-defaulting Agents shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other document or arrangement may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.

            This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(g), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.


                           [NAMES OF AGENTS]


                           By ______________________________
                              Title:


  Accepted:

  ANADARKO PETROLEUM CORPORATION


  By ________________________
     Title:

                                               EXHIBIT B




                ANADARKO PETROLEUM CORPORATION

                  MEDIUM-TERM NOTES, SERIES A

                   ADMINISTRATIVE PROCEDURES

               _________________________________



            Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series A (the "Notes"), on a continuous basis by Anadarko Petroleum Corporation (the "Company") pursuant to the Distribution Agreement, dated as of March 9, 1995 (the "Distribution Agreement") between the Company and the Agents named therein (the "Agents"). The Notes will be issued under an Indenture dated as of March 1, 1995 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). In the Distribution Agreement, each Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agents, as agents of the Company. Each Agent, as principal, may also purchase Notes for its own account, and if requested by any Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by any Agent as principal, unless otherwise specified in the applicable Terms Agreement. Capitalized terms used but not defined herein are used as defined in the Distribution Agreement.

            The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes
  and will perform the duties specified herein.   Each Note
  will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

            Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

            The Company will advise each Agent in writing of the employees of the Company with whom such Agent is to communicate regarding offers to purchase Notes and the related settlement details.


       PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


            In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of March 9, 1995 (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

  Issuance:                On any date of settlement (as
                             defined under "Settlement" below)
                             for one or more Book-Entry Notes,
                             the Company will issue a single
                             global security in fully registered
                             form without coupons (a "Global
                             Security") representing up to U.S.
                             $200,000,000 principal amount of
                             all such Notes that have the same
                             Original Issue Date, Maturity Date
                             and other terms.  Each Global
                             Security will be dated and issued
                             as of the date of its
                             authentication by the Trustee.
                             Each Global Security will bear an
                             "Interest Accrual Date," which will
                            be (i) with respect to an original
                             Global Security (or any portion
                             thereof), its original issuance
                             date and (ii) with respect to any
                             Global Security (or any portion
                             thereof) issued subsequently upon
                             exchange of a Global Security, or
                             in lieu of a destroyed, lost or
                             stolen Global Security, the most
                             recent Interest Payment Date to
                             which interest has been paid or
                             duly provided for on the
                             predecessor Global Security or
                             Securities (or if no such payment
                             or provision has been made, the
                             original issuance date of the
                             predecessor Global Security),
                             regardless of the date of
                             authentication of such subsequently
                             issued Global Security.  Book-Entry
                             Notes may be payable only in U.S.
                             dollars.  No Global Security will
                             represent any Certificated Note.

  Denominations:           Book-Entry Notes will be issued in
                             principal amounts of U.S. $100,000
                             or any amount in excess thereof
                             that is an integral multiple of
                             U.S. $1,000.  Global Securities
                             will be denominated in principal
                             amounts not in excess of U.S.
                             $200,000,000.  If one or more
                             Book-Entry Notes having an
                             aggregate principal amount in
                             excess of $200,000,000 would, but
                             for the preceding sentence, be
                             represented by a single Global
                             Security, then one Global Security
                             will be issued to represent each
                             U.S. $200,000,000 principal amount
                             of such Book-Entry Note or Notes
                             and an additional Global Security
                             will be issued to represent any
                             remaining principal amount of such
                             Book-Entry Note or Notes.  In such
                             a case, each of the Global
                             Securities representing such
                             Book-Entry Note or Notes shall be
                             assigned the same CUSIP number.

  Preparation              If any order to purchase a Book-
    of Pricing               Entry Note is accepted by or on
    Supplement:              behalf of the Company, the Company
                             will prepare a pricing supplement
                             (a "Pricing Supplement") reflecting
                             the terms of such Note.  The
                             Company (i) will arrange to file 10
                             copies of such Pricing Supplement
                             with the Commission in accordance
                             with the applicable paragraph of
                             Rule 424(b) under the Act, (ii)
                             will, as soon as possible and in
                             any event not later than the date
                             on which such Pricing Supplement is
                             filed with the Commission, deliver
                             the number of copies of such
                             Pricing Supplement to the relevant
                             Agent as such Agent shall request.
                             Such Agent will cause such Pricing
                             Supplement to be delivered to the
                             purchaser of the Note.

                             In each instance that a Pricing
                             Supplement is prepared, the
                             relevant Agent will affix the
                             Pricing Supplement to Prospectuses
                             prior to their use.  Outdated
                             Pricing Supplements, and the
                             Prospectuses to which they are
                             attached (other than those retained
                             for files), will be destroyed.

    Settlement:              The receipt by the Company of
                             immediately available funds in
                             payment for a Book-Entry Note and
                             the authentication and issuance of
                             the Global Security representing
                             such Note shall constitute
                             "settlement" with respect to such
                             Note.  All orders accepted by the
                             Company will be settled on the
                             fifth Business Day pursuant to the
                             timetable for settlement set forth
                             below unless the Company and the
                             purchaser agree to settlement on
                             another day, which shall be no
                             earlier than the next Business Day.

    Settlement               Settlement Procedures with regard
    Procedures:              to each Book-Entry Note sold by the
                             Company to or through any Agent
                             (unless otherwise specified
                            pursuant to a Terms Agreement),
                             shall be as follows:

                             A.   Such Agent will advise the
                                  Company by telephone that such
                                  Note is a Book-Entry Note and
                                  of the following settlement
                                  information:

                                  1.   Principal amount.

                                  2.   Maturity Date.

                                  3.   In the case of a Fixed
                                       Rate Book-Entry Note, the
                                       Interest Rate, whether
                                       such Note will pay
                                       interest annually or
                                       semiannually, or, in the
                                       case of a Floating Rate
                                       Book-Entry Note, the
                                       Initial Interest Rate (if
                                       known at such time),
                                       Interest Payment Date(s),
                                       Interest Payment Period,
                                       Calculation Agent, Base
                                       Rate, Index Maturity,
                                       Interest Reset Period,
                                       Initial Interest Reset
                                       Date, Interest Reset
                                       Dates, Spread or Spread
                                       Multiplier (if any),
                                       Minimum Interest Rate (if
                                       any) and Maximum Interest
                                       Rate (if any).

                                  4.   Redemption or repayment
                                       provisions, if any.

                                  5.   Whether the Company has
                                       the option to reset the
                                       Interest Rate, the Spread
                                       or the Spread Multiplier
                                       of the Note.

                                  6.   Settlement date and time
                                       (Original Issue Date).

                                  7.   Interest Accrual Date.

                                  8.   Price.

                                 9.   Agent's commission, if
                                       any, determined as
                                       provided in the
                                       Distribution Agreement.

                                  10.  Any other applicable
                                       terms.

                             B.   The Company will advise the
                                  Trustee by telephone or
                                  electronic transmission
                                  (confirmed in writing at any
                                  time on the same date) of the
                                  information set forth in
                                  Settlement Procedure "A"
                                  above.  The Trustee will then
                                  assign a CUSIP number to the
                                  Global Security representing
                                  such Note and will notify the
                                  Company and such Agent of such
                                  CUSIP number by telephone as
                                  soon as practicable.

                             C.   The Trustee will enter a
                                  pending deposit message
                                  through DTC's Participant
                                  Terminal System, providing the
                                  following settlement
                                  information to DTC, such Agent
                                  and Standard & Poor's
                                  Corporation:

                                  1.   The information set forth
                                       in Settlement Procedure
                                       "A".

                                  2.   The Initial Interest
                                       Payment Date for such
                                       Note, the number of days
                                       by which such date
                                       succeeds the related DTC
                                       Record Date (which in the
                                       case of Floating Rate
                                       Notes which reset daily
                                       or weekly, shall be the
                                       date five calendar days
                                       immediately preceding the
                                       applicable Interest
                                       Payment Date and, in the
                                       case of all other Notes,
                                       shall be the Record Date
                                as defined in the Note) and,
                                  if known, the amount of
                                  interest payable on such
                                  Initial Interest Payment Date.

                                  3.   The CUSIP number of the
                                       Global Security
                                       representing such Note.

                                  4.   Whether such Global
                                       Security will represent
                                       any other Book-Entry Note
                                       (to the extent known at
                                       such time).

                                  5.   The number of Participant
                                       accounts to be maintained
                                       by DTC on behalf of such
                                       Agent and the Trustee.

                             D.   The Trustee will complete and
                                  authenticate the Global
                                  Security representing such
                                  Note.

                             E.   DTC will credit such Note to
                                  the Trustee's participant
                                  account at DTC.

                             F.   The Trustee will enter an SDFS
                                  deliver order through DTC's
                                  Participant Terminal System
                                  instructing DTC to (i) debit
                                  such Note to the Trustee's
                                  participant account and credit
                                  such Note to such Agent's
                                  participant account and (ii)
                                  debit such Agent's settlement
                                  account and credit the
                                  Trustee's settlement account
                                  for an amount equal to the
                                  price of such Note less such
                                  Agent's commission, if any.
                                  The entry of such a deliver
                                  order shall constitute a
                                  representation and warranty by
                                  the Trustee to DTC that (a)
                                  the Global Security
                                  representing such Book-Entry
                                  Note has been issued and
                                 authenticated and (b) the
                                  Trustee is holding such Global
                                  Security pursuant to the
                                  Medium Term Note Certificate
                                  Agreement between the Trustee
                                  and DTC.

                             G.   Unless such Agent is the end
                                  purchaser of such Note, such
                                  Agent will enter an SDFS
                                  deliver order through DTC's
                                  Participant Terminal System
                                  instructing DTC (i) to debit
                                  such Note to such Agent's
                                  participant account and credit
                                  such Note to the participant
                                  accounts of the Participants
                                  with respect to such Note and
                                  (ii) to debit the settlement
                                  accounts of such Participants
                                  and credit the settlement
                                  account of such Agent for an
                                  amount equal to the price of
                                  such Note.

                             H.   Transfers of funds in
                                  accordance with SDFS deliver
                                  orders described in Settlement
                                  Procedures "F" and "G" will be
                                  settled in accordance with
                                  SDFS operating procedures in
                                  effect on the settlement date.

                             I.   The Trustee will credit to the
                                  account of the Company
                                  maintained at Chemical Bank,
                                  New York, New York, in funds
                                  available for immediate use in
                                  the amount transferred to the
                                  Trustee in accordance with
                                  Settlement Procedure "F".

                             J.   Unless such Agent is the end
                                  purchaser of such Note, such
                                  Agent will confirm the
                                  purchase of such Note to the
                                  purchaser either by
                                  transmitting to the
                                  Participants with respect to
                                  such Note a confirmation order
                                  or orders through DTC's
                                 institutional delivery system
                                  or by mailing a written
                                  confirmation to such
                                  purchaser.

                             K.   Monthly, the Trustee will send
                                  to the Company a statement
                                  setting forth the principal
                                  amount of Notes outstanding as
                                  of that date under the
                                  Indenture and setting forth a
                                  brief description of any sales
                                  of which the Company has
                                  advised the Trustee that have
                                  not yet been settled.

    Settlement               For sales by the Company of Book-
    Procedures               Entry Notes to or through any
    Timetable:               Agent (unless otherwise specified
                             pursuant to a Terms Agreement) for
                             settlement on the first Business
                             Day after the sale date, Settlement
                             Procedures "A" through "J" set
                             forth above shall be completed as
                             soon as possible but not later than
                             the respective times in New York
                             City set forth below:

                             Settlement
                             Procedure            Time

                                A           11:00 A.M. on the sale date
                                B           12:00 Noon on the sale date
                                C           2:00 P.M. on the sale date
                                D           9:00 A.M. on settlement date
                                E          10:00 A.M. on settlement date
                               F-G          2:00 P.M. on settlement date
                                H           4:45 P.M. on settlement date
                               I-J          5:00 P.M. on settlement date

                             If a sale is to be settled more
                             than one Business Day after the
                             sale date, Settlement Procedures
                             "A", "B" and "C" shall be completed
                             as soon as practicable but no later
                             than 11:00 A.M., 12 Noon and 2:00
                             P.M., respectively, on the first
                             Business Day after the sale date.
                             If the Initial Interest Rate for a
                             Floating Rate Book-Entry Note has
                             not been determined at the time
                            that Settlement Procedure "A" is
                             completed, Settlement Procedure "B"
                             and "C" shall be completed as soon
                             as such rate has been determined
                             but no later than 12 Noon and 2:00
                             P.M., respectively, on the first
                             Business Day before the settlement
                             date.   Settlement Procedure "H" is
                             subject to extension in accordance
                             with any extension of Fedwire
                             closing deadlines and in the other
                             events specified in the SDFS
                             operating procedures in effect on
                             the settlement date.

                             If settlement of a Book-Entry Note
                             is rescheduled or canceled, the
                             Trustee, after receiving notice
                             from the Company or the relevant
                             Agent, will deliver to DTC, through
                             DTC's Participant Terminal System,
                             a cancellation message to such
                             effect by no later than 2:00 P.M.
                             on the Business Day immediately
                             preceding the scheduled settlement
                             date.

    Failure to               If the Trustee fails to enter an
    Settle:                  SDFS deliver order with respect to
                             a Book-Entry Note pursuant to
                             Settlement Procedure "F", the
                             Trustee may deliver to DTC, through
                             DTC's Participant Terminal System,
                             as soon as practicable a withdrawal
                             message instructing DTC to debit
                             such Note to the Trustee's
                             participant account, provided that
                             the Trustee's participant account
                             contains a principal amount of the
                             Global Security representing such
                             Note that is at least equal to the
                             principal amount to be debited.
                             If a withdrawal message is
                             processed with respect to all the
                             Book-Entry Notes represented by a
                             Global Security, the Trustee will
                             mark such Global Security
                             "canceled," make appropriate
                             entries in the Trustee's records
                             and send such canceled Global
                             Security to the Company.  The CUSIP
                            number assigned to such Global
                             Security shall, in accordance with
                             the procedures of the CUSIP Service
                             Bureau of Standard & Poor's
                             Corporation, be canceled and not
                             immediately reassigned.  If a
                             withdrawal message is processed
                             with respect to one or more, but
                             not all, of the Book-Entry Notes
                             represented by a Global Security,
                             the Trustee will exchange such
                             Global Security for two Global
                             Securities, one of which shall
                             represent such Book-Entry Note or
                             Notes and shall be canceled
                             immediately after issuance and the
                             other of which shall represent the
                             remaining Book-Entry Notes
                             previously represented by the
                             surrendered Global Security and
                             shall bear the CUSIP number of the
                             surrendered Global Security.

                             If the purchase price for any
                             Book-Entry Note is not timely paid
                             to the Participants with respect to
                             such Note by the beneficial
                             purchaser thereof (or a person,
                             including an indirect participant
                             in DTC, acting on behalf of such
                             purchaser), such Participants and,
                             in turn, the relevant Agent may
                             enter SDFS deliver orders through
                             DTC's Participant Terminal System
                             reversing the orders entered
                             pursuant to Settlement Procedures
                             "F" and "G", respectively.
                             Thereafter, the Trustee will
                             deliver the withdrawal message and
                             take the related actions described
                             in the preceding paragraph.

                             Notwithstanding the foregoing, upon
                             any failure to settle with respect
                             to a Book-Entry Note, DTC may take
                             any actions in accordance with its
                             SDFS operating procedures then in
                             effect.

                             In the event of a failure to settle
                             with respect to one or more, but
                            not all, of the Book-Entry Notes to
                             have been represented by a Global
                             Security, the Trustee will provide,
                             in accordance with Settlement
                             Procedures "D" and "F", for the
                             authentication and issuance of a
                             Global Security representing the
                             Book-Entry Notes to be represented
                             by such Global Security and will
                             make appropriate entries in its
                             records.

    PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


            The Trustee will serve as registrar in connection with the Certificated Notes.

    Issuance:                Each Certificated Note will be
                             dated and issued as of the date of
                             its authentication by the Trustee.
                             Each Certificated Note will bear an
                             Original Issue Date, which will be
                             (i) with respect to an original
                             Certificated Note (or any portion
                             thereof), its original issuance
                             date (which will be the settlement
                             date) and (ii) with respect to any
                             Certificated Note (or portion
                             thereof) issued subsequently upon
                             transfer or exchange of a
                             Certificated Note or in lieu of a
                             destroyed, lost or stolen
                             Certificated Note, the original
                             issuance date of the predecessor
                             Certificated Note, regardless of
                             the date of authentication of such
                             subsequently issued Certificated
                             Note.

    Preparation              If any order to purchase a Certifi-
    of Pricing               cated Note is accepted by or on
    Supplement:              behalf of the Company, the Company
                             will prepare a pricing supplement
                             (a "Pricing Supplement") reflecting
                             the terms of such Note.  The
                             Company (i) will arrange to file 10
                             copies of such Pricing Supplement
                             with the Commission in accordance
                             with the applicable paragraph of
                             Rule 424(b) under the Act, (ii)
                            will, as soon as possible and in
                             any event not later than the date
                             on which such Pricing Supplement is
                             filed with the Commission, deliver
                             the number of copies of such
                             Pricing Supplement to the relevant
                             Agent as such Agent shall request.
                             Such Agent will cause such Pricing
                             Supplement to be delivered to the
                             purchaser of the Note.

                             In each instance that a Pricing
                             Supplement is prepared, such Agent
                             will affix the Pricing Supplement
                             to Prospectuses prior to their use.
                             Outdated Pricing Supplements, and
                             the Prospectuses to which they are
                             attached (other than those retained
                             for files), will be destroyed.

    Settlement:              The receipt by the Company of
                             immediately available funds in
                             exchange for an authenticated
                             Certificated Note delivered to the
                             relevant Agent and such Agent's
                             delivery of such Note against
                             receipt of immediately available
                             funds shall constitute "settlement"
                             with respect to such Note.  All
                             offers accepted by the Company will
                             be settled on or before the fifth
                             Business Day next succeeding the
                             date of acceptance pursuant to the
                             timetable for settlement set forth
                             below, unless the Company and the
                             purchaser agree to settlement on
                             another date.

    Settlement               Settlement Procedures with regard
    Procedures:              to each Certificated Note sold by
                             the Company to or through the
                             relevant Agent (unless otherwise
                             specified pursuant to a Terms
                             Agreement) shall be as follows:

                             A.   Such Agent will advise the
                                  Company by telephone that such
                                  Note is a Certificated Note
                                  and of the following
                                  settlement information:

                                 1.   Name in which such Note
                                       is to be registered
                                       ("Registered Owner").

                                  2.   Address of the Registered
                                       Owner and address for
                                       payment of principal and
                                       interest.

                                  3.   Taxpayer identification
                                       number of the Registered
                                       Owner (if available).

                                  4.   Principal amount.

                                  5.   Maturity Date.

                                  6.   In the case of a Fixed
                                       Rate Certificated Note,
                                       the Interest Rate,
                                       whether such Note will
                                       pay interest annually or
                                       semiannually, or, in the
                                       case of a Floating Rate
                                       Certificated Note, the
                                       Initial Interest Rate (if
                                       known at such time),
                                       Interest Payment Date(s),
                                       Interest Payment Period,
                                       Calculation Agent, Base
                                       Rate, Index Maturity,
                                       Interest Reset Period,
                                       Initial Interest Reset
                                       Date, Interest Reset
                                       Dates, Spread or Spread
                                       Multiplier (if any),
                                       Minimum Interest Rate (if
                                       any) and Maximum Interest
                                       Rate (if any).

                                  7.   Redemption or repayment
                                       provisions, if any.

                                  8.   Whether the Company has
                                       the option to reset the
                                       Interest Rate, the Spread
                                       or the Spread Multiplier
                                       of the Note.

                                  9.   Settlement date and time
                                       (Original Issue Date).

                                  10.  Interest Accrual Date.

                                  11.  Price.

                                  12.  Agent's commission, if
                                       any, determined as
                                       provided in the
                                       Distribution Agreement.

                                  13.  Denominations.

                                  14.  Specified Currency.

                                  15.  Any other applicable

                             B.   The Company will advise the
                                  Trustee by telephone or
                                  electronic transmission
                                  (confirmed in writing at any
                                  time on the sale date) of the
                                  information set forth in
                                  Settlement Procedure "A"
                                  above.

                             C.   The Company will have
                                  delivered to the Trustee a
                                  pre-printed four-ply packet
                                  for such Note, which packet
                                  will contain the following
                                  documents in forms that have
                                  been approved by the Company,
                                  such Agent and the Trustee:

                                  1.   Note with customer
                                       confirmation.

                                  2.   Stub One - For the
                                       Trustee.

                                  3.   Stub Two - For such
                                       Agent.

                                  4.   Stub Three - For the
                                       Company.

                             D.   The Trustee will complete such
                                  Note and authenticate and
                                  deliver it (with the
                                  confirmation) and Stubs One
                                  and Two to such Agent, and
                                  such Agent will acknowledge
                                 receipt of the Note by
                                  stamping or otherwise marking
                                  Stub One and returning it to
                                  the Trustee.  Such delivery
                                  will be made only against such
                                  acknowledgment of receipt and
                                  evidence that instructions
                                  have been given by such Agent
                                  for payment to the account of
                                  the Company at Chemical Bank,
                                  New York, New York, or to such
                                  other account as the Company
                                  shall have specified to such
                                  Agent and the Trustee in funds
                                  available for immediate use,
                                  of an amount equal to the
                                  price of such Note less such
                                  Agent's commission, if any.
                                  In the event that the
                                  instructions given by such
                                  Agent for payment to the
                                  account of the Company are
                                  revoked, the Company will as
                                  promptly as possible wire
                                  transfer to the account of
                                  such Agent an amount of
                                  immediately available funds
                                  equal to the amount of such
                                  payment made.

                             E.   Unless such Agent is the end
                                  purchaser of such Note, such
                                  Agent will deliver such Note
                                  (with confirmation) to the
                                  customer against payment in
                                  immediately payable funds.
                                  Such Agent will obtain the
                                  acknowledgment of receipt of
                                  such Note by retaining Stub
                                  Two.

                             F.   The Trustee will send Stub
                                  Three to the Company by
                                  first-class mail.
                                  Periodically, the Trustee will
                                  also send to the Company a
                                  statement setting forth the
                                  principal amount of the Notes
                                  outstanding as of that date
                                  under the Indenture and
                                  setting forth a brief
                                 description of any sales of
                                  which the Company has advised
                                  the Trustee that have not yet
                                  been settled.

    Settlement               For sales by the Company of Certi-
    Procedures               ficated Notes to or through such
    Timetable:               Agent (unless otherwise specified
                             pursuant to a Terms Agreement),
                             Settlement Procedures "A" through
                             "F" set forth above shall be
                             completed on or before the
                             respective times in New York City
                             set forth below:


                             Settlement
                             Procedure            Time

                                A          2:00 P.M. on day before
                                           settlement date
                                B          3:00 P.M. on day before
                                           settlement date
                               C-D         2:15 P.M. on settlement date
                                E          3:00 P.M. on settlement date
                                F          5:00 P.M. on settlement date

    Failure                  If a purchaser fails to accept
    delivery                 delivery of and make payment for
    to Settle:               any Certificated Note, the relevant
                             Agent will notify the Company and
                             the Trustee by telephone and return
                             such Note to the Trustee.  Upon
                             receipt of such notice, the Company
                             will immediately wire transfer to
                             the account of such Agent an amount
                             equal to the amount previously
                             credited thereto in respect of such
                             Note.  Such wire transfer will be
                             made on the settlement date, if
                             possible, and in any event not
                             later than the Business Day
                             following the settlement date.  If
                             the failure shall have occurred for
                             any reason other than a default by
                             such Agent in the performance of
                             its obligations hereunder and under
                             the Distribution Agreement, then
                             the Company will reimburse such
                             Agent or the Trustee, as
                             appropriate, on an equitable basis
                            for its loss of the use of the
                             funds during the period when they
                             were credited to the account of the
                             Company.  Immediately upon receipt
                             of the Certificated Note in respect
                             of which such failure occurred, the
                             Trustee will mark such Note
                             "canceled," make appropriate
                             entries in the Trustee's records
                             and send such Note to the Company.

                                    EXHIBIT C





                   SIGNIFICANT SUBSIDIARIES





                                   Jurisdiction in
  Name                             Which Organized


  Anadarko Algeria Corporation     Delaware

                                                    EXHIBIT D





             MATTERS TO BE COVERED IN OPINION OF
      GENERAL COUNSEL OR GENERAL ATTORNEY OF THE COMPANY



            (i) The Company and each Significant Subsidiary is duly qualified or licensed and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or conduct of its business requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

           (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

          (iii) The issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the Company owns the issued and outstanding common stock of each Significant Subsidiary free and clear of any mortgages, liens or similar encumbrances, except to the extent set forth in the Prospectus.

           (iv)  To the knowledge of such counsel, the
         execution and delivery of the Distribution Agreement and the Indenture, the issuance of the Notes, the incurrence of the obligations set forth herein and therein and the consummation of the transactions therein contemplated do not and will not conflict with or constitute or result in a breach of, or default under, (a) any judgment, order or decree of any domestic government, governmental instrumentality or court having jurisdiction over the Company, any Significant Subsidiary, or any of their property, which is material to such corporations, considered as one enterprise or (b) any provision of any indenture, mortgage or similar agreement or instrument to which the Company or any Significant Subsidiary is a party or by which they or any material part of their property is bound.

            (v) Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or any Significant Subsidiary which would be required to be disclosed in the Prospectus and which is not disclosed.

           (vi) To the best knowledge of such counsel, the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (vii) The statements in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes" (or similar caption), insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents.

         (viii) (A) Such counsel is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (except for financial statements or other financial or statistical data contained therein as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the 1934 Act and the 1934 Act Regulations; (B) such counsel is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for financial statements or other financial or statistical data contained therein as to which such counsel need not express any opinion) comply as to form in all material respects with the 1933 Act and the 1933 Act Regulations; and (C) nothing which has come to the attention of such counsel in the course of his representation of the Company has caused him to believe that any part of the Registration Statement at the time of the Distribution Agreement or the applicable Terms Agreement, as the case may be, (except for financial statements or other financial or statistical data contained therein as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the

   Form T-1 hereinafter referred to) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            With respect to subparagraph (viii) above, such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and the documents incorporated therein and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such counsel may state further that in connection with any particular offering of Notes, a further Prospectus supplement containing the specific terms of those Notes as well as information concerning the price of those Notes would have to be delivered to a purchaser.

            Notwithstanding the foregoing, the opinions called for above do not require such counsel to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

            In rendering the foregoing opinion, such counsel shall speak only as to the Federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware and may rely, to the extent recited therein, upon opinions of local counsel. Such counsel may also state that he has relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by him to be responsible.

                                          EXHIBIT E



             MATTERS TO BE COVERED IN OPINION OF
                    DAVIS POLK & WARDWELL
               SPECIAL COUNSEL FOR THE COMPANY



            (i) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

           (ii)  The Company has the corporate power and
         corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

          (iii) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

           (iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement, enforceable against the Company in accordance with its terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability.

            (v)  The Notes have been duly authorized and
         executed by the Company, and, when executed and authenticated in accordance with the terms of the applicable Indenture and delivered against payment pursuant to this Agreement will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability.

           (vi) The Indenture has been duly qualified under the 1939 Act.

          (vii)  To the best of their knowledge, the
         Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

           (viii) No regulatory consent, authorization, approval or filing is required by the laws of the United States, the State of New York or by the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Notes to the Agents except such as have been obtained or made under the 1933 Act, the 1934 Act, the 1939 Act and other applicable legislation specified in such opinion and such as may be required under state securities or Blue Sky laws in connection with the solicitation of offers for and/or purchase and distribution of the Notes by you.

           (ix)  The execution and delivery of the
         Distribution Agreement and the Indenture, the issuance of Notes, the incurrence of the obligations set forth therein, and the consummation of the transactions therein contemplated do not and will not conflict with or constitute or result in a breach of, or default under, the certificate of incorporation or by-laws of the Company.

            (x) (A) Such counsel is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for financial statements or other financial or statistical data contained therein as to which such counsel need not express any opinion) comply as to form in all material respects with the 1933 Act and the 1933 Act Regulations; and (B) nothing which has come to the attention of such counsel has caused them to believe that the Registration Statement at the time of the Distribution Agreement (except for financial statements or other financial or statistical data contained therein as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            With respect to subparagraph (x) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such counsel may state further that in connection with any particular offering of Notes, a further Prospectus Supplement containing the specific terms of those Notes as well as information concerning the price of those Notes would have to be delivered to a purchaser.

            Such counsel may point out that paragraphs (v) (except as to the authorization of the Notes) and (x) do not address any application of the Commodity Exchange Act, amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In addition, for the purpose of the opinion in paragraph (v) above, such counsel may assume that (a) the Notes will conform to the forms attached to the certificate executed by the Secretary of the Company and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures (as defined in the Distribution Agreement) and
  (b) none of the terms of the Notes not contained in the forms examined by us will violate any applicable law or be unenforceable. In connection with the opinion in paragraph
  (v) above, such counsel may note that, as of the date of this opinion, a judgment for money in an action based on Notes payable in foreign or composite currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign or composite currency in which a particular
  Note is payable into United States dollars will depend upon various factors, including which court renders the judgment.

            Such counsel may further state that the
  conclusions expressed above are based upon facts as they understand them to exist on the date of the opinion and the law which is applicable on the date of the opinion.

            In rendering the foregoing opinion, special counsel for the Company shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

            In rendering the foregoing opinion or opinions, such counsel shall speak only as to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and may rely, as to matters involving the laws of any other jurisdiction, upon opinions of local counsel.